UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2018

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On January 25, 2018, Cleveland-Cliffs Inc. (the "Company") announced that it would accelerate the projected time frame for the planned closure of its mining operations at its Asia Pacific Iron Ore ("APIO") business segment in Australia. At that time, the Company expected that this decision would more than likely occur in 2018 and it would no longer provide guidance related to this business segment.
On April 6, 2018, the Company decided to commit to a course of action expected to lead to permanent closure of the APIO mining operations by June 30, 2018. Factors considered in this decision include increasingly discounted prices for lower-iron-content ore, the quality of the remaining iron ore reserves at APIO and the lack of a legitimate offer from a qualified buyer received by the Company.
As of the date of this Current Report on Form 8-K, the Company estimates total costs that will be incurred in connection with the closure of the APIO mining operations of approximately $140 to $170 million. The previous amount does not include previously disclosed asset retirement obligations or any proceeds the Company will receive from asset sales, such as rail cars, mobile equipment and the ore handling facility. The expected costs of implementing this closure primarily consist of potential contract termination costs in the range of $60 to $70 million; employee severance obligations, demobilization and other closure-related costs of $30 to $40 million; and non-cash asset impairments and write-offs of $50 to $60 million. The Company expects that the majority of these charges will be recorded in the first half of 2018. Of the total charges expected to be incurred, the Company anticipates future cash expenditures of approximately $120 to $140 million, including certain capital lease liabilities previously recorded. This range of cash expenditures excludes any proceeds the Company will receive from asset sales and other mitigation strategies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc.

Date:	April 6, 2018	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary